UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2019

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stockholders of Dine Brands Global, Inc., a Delaware Corporation (the “Corporation”), approved the Dine Brands Global, Inc. 2019 Stock Incentive Plan (the “Plan”) at the 2019 Annual Meeting of Stockholders held on May 14, 2019 (the “Annual Meeting”). The Board of Directors of the Corporation, upon a recommendation by the Compensation Committee, unanimously approved the Plan on March 11, 2019 subject to stockholder approval at the Annual Meeting. A description of the material terms of the Plan is set forth in the Corporation’s 2019 Proxy Statement filed with the Securities and Exchange Commission on April  1, 2019 (the “Proxy Statement”), which description is hereby incorporated by reference. The summary above does not purport to be complete and is qualified in its entirety by reference to the description of the Plan and the full text of the Plan as set forth in the Proxy Statement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2019, the Board of Directors of the Corporation approved certain amendments to the Corporation’s Restated Certificate of Incorporation (“Restated Certificate”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”) to declassify the Board of Directors and make related changes, effective upon and subject to the approval by stockholders at the Annual Meeting of the amendments to the Restated Certificate and the due and appropriate filing of the Certificate of Amendment to the Restated Certificate with the Delaware Secretary of State. As set forth below, the stockholders approved and adopted the Certificate of Amendment to the Restated Certificate at the Annual Meeting and the Corporation filed the Certificate of Amendment to the Restated Certificate with the Delaware Secretary of State on May 14, 2019.

The description of the amendments to the Restated Certificate, the Certificate of Amendment and the Bylaws above does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment attached as Exhibit 3.1 to this Report and incorporated herein by reference and the Bylaws attached as Exhibit 3.2 to this Report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Corporation held its Annual Meeting on May 14, 2019. The following matters set forth in the Corporation’s Proxy Statement dated April 1, 2019, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

Proposal One: Approval and adoption of amendments to Restated Certificate of Incorporation to declassify the Board of Directors and make related changes.

The stockholders approved and adopted amendments to the Restated Certificate of Incorporation to declassify the Board of Directors and make related changes.

The description of the amendments to the Restated Certificate of Incorporation above does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Restated Certificate of Incorporation attached as Exhibit 3.1 to this Report and incorporated herein by reference.

The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
15,229,285	20,513	11,662	1,570,988

Proposal Two: Election of four Class I directors.

The nominees listed below were elected to serve as Class I directors for a one-year term with the respective votes set forth opposite their names:

	For	Against	Abstain	Broker Non-Votes
Howard M. Berk	15,175,468	78,962	7,030	1,570,988
Daniel J. Brestle	15,075,389	178,876	7,195	1,570,988
Caroline W. Nahas	14,513,014	740,990	7,456	1,570,988
Gilbert T. Ray	15,037,334	216,021	8,105	1,570,988

The following directors continued in office after the Annual Meeting: Richard J. Dahl, Stephen P. Joyce, Larry A. Kay, Douglas M. Pasquale and Lilian C. Tomovich.

Proposal Three: Ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2019.

The stockholders ratified the appointment of Ernst & Young LLP as independent auditor of the Corporation for the 2019 fiscal year. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
16,695,919	120,563	15,966	0

Proposal Four: Approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

The stockholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Proxy Statement. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
10,989,375	4,222,064	50,021	1,570,988

Proposal Five: Approval of the Dine Brands Global, Inc. 2019 Stock Incentive Plan.

The stockholders approved the Dine Brands Global, Inc. 2019 Stock Incentive Plan. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
13,413,582	1,829,217	18,661	1,570,988

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws of Dine Brands Global, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2019	DINE BRANDS GLOBAL, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary

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